EXHIBIT  21.1     SUBSIDIARIES  OF  THE  REGISTRANT.


U.S. SUBSIDIARIES

     Name of Subsidiaries                  State of Organization   Trade Names
     -----------------------------------  -----------------------  -----------
     Penn Wilson CNG, Inc.                     Delaware                 None
     Penn CNG Holdings, Inc.                   Delaware                 None


FOREIGN SUBSIDIARIES

     Name of Subsidiaries                 Country of Organization  Trade Names
     -----------------------------------  -----------------------  -----------

     PennWill, S.A. de C.V.                    Mexico                   None
     Camiones Ecologicos, S.A. de C.V.         Mexico                   None
     Grupo Ecologico Industrial, S.A. de C.V.  Mexico                   None
     Estacion Ambiental, S.A. de C.V.          Mexico                   None
     Estacion Ambiental II, S.A. de C.V.       Mexico                   None
     Serinc, S.A. de C.V.                      Mexico                   None


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